Exhibit 99.1

MOBILITIE INVESTMENTS, LLC

(A Delaware Limited Liability Company)

Financial Statements

December 31, 2011

(With Independent Auditors’ Report Thereon)

MOBILITIE INVESTMENTS, LLC

(A Delaware Limited Liability Company)

Independent Auditors’ Report

The Members

Mobilitie Investments, LLC:

We have audited the accompanying balance sheet of Mobilitie Investments, LLC (a Delaware limited liability company) as of December 31, 2011, and the related statements of income, members’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mobilitie Investments, LLC as of December 31, 2011, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Los Angeles, California

May 4, 2012

MOBILITIE INVESTMENTS, LLC

(A Delaware Limited Liability Company)

Balance Sheet

December 31, 2011

Assets
Operating properties, net	$83,972,482
Cash and cash equivalents	10,552,000
Trade and related-party receivables, net	2,749,089
Deferred rent receivables	5,660,267
Deferred financing and leasing costs, net	1,663,980
Prepaid expenses and other assets	1,790,034

Total assets	$106,387,852

Liabilities and Members’ Equity
Note payable	$45,493,709
Accounts payable and other liabilities	4,443,236
Accrued interest payable	109,011
Deferred rent payables	2,099,456

Total liabilities	52,145,412

Members’ equity	54,242,440

Total liabilities and members’ equity	$106,387,852

See accompanying notes to financial statements.

2

MOBILITIE INVESTMENTS, LLC

(A Delaware Limited Liability Company)

Statement of Income

Year ended December 31, 2011

Revenues:
Rental	$18,847,920
Tenant reimbursements	7,059,961

25,907,881

Expenses:
Rental and operating	2,030,398
Ground rent expense	5,001,356
Management fee	3,830,508
Depreciation, amortization, and accretion	9,136,244

19,998,506

Operating income	5,909,375

Other income (expense):
Interest income	5,428
Interest expense	(1,501,048)

Net income	$4,413,755

See accompanying notes to financial statements.

3

MOBILITIE INVESTMENTS, LLC

(A Delaware Limited Liability Company)

Statement of Members’ Equity

Year ended December 31, 2011

Members’ equity as of December 31, 2010	$49,828,685

Net income	4,413,755

Members’ equity as of December 31, 2011	$54,242,440

See accompanying notes to financial statements.

4

MOBILITIE INVESTMENTS, LLC

(A Delaware Limited Liability Company)

Statement of Cash Flows

Year ended December 31, 2011

Cash flows from operating activities:
Net income	$4,413,755
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and accretion	9,136,244
Amortization of deferred financing costs	414,183
Provision for bad debts	79,187
Realized loss on financial derivatives	303
Changes in operating assets and liabilities:
Trade and other receivables	72,537
Deferred rent receivables	355,287
Deferred leasing costs	(157,536)
Prepaid expenses and other assets	60,294
Accounts payable and accrued liabilities	(2,363,185)
Accrued interest payable	31,392
Deferred rent payables	157,820

Net cash provided by operating activities	12,200,281

Cash flows from investing activities:
Construction of operating properties	(804,149)
Purchases of leasehold interests	(379,084)

Net cash used in investing activities	(1,183,233)

Cash flows from financing activities:
Principal payments on notes payable	(5,686,713)
Payment of financing costs	(697,728)

Net cash used in financing activities	(6,384,441)

Net change in cash and cash equivalents	4,632,607

Cash and cash equivalents at beginning of year	5,919,393

Cash and cash equivalents at end of year	$10,552,000

Supplemental disclosure of cash flow information: Interest paid	$1,055,169

Supplemental disclosure of noncash investing and financing activities: Accrual for construction of operating properties	$(244)

See accompanying notes to financial statements.

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MOBILITIE INVESTMENTS, LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2011

(1)	Nature of Business

Mobilitie Investments, LLC (the Company), a Delaware limited liability company, was organized on April 1, 2005 to own, lease, and manage communications towers, fiber-based networks, and other communications sites to providers of communications and broadcast services, such as wireless telephony, paging, mobile radio, and wireless data transmission.

The Company has two members: (1) Mobilitie Partners, LLC (Partners) and (2) Mobilitie Holdings, LLC (Holdings), which is also the Managing Member. The ownership interests of Partners and Holdings are 3.67% and 96.33%, respectively, and each member’s liability is generally limited to its invested capital and the members are not obligated to make capital contributions in excess of their initial contributions. If there is a default or potential default under credit facilities or other indebtedness, then Holdings can elect to make additional contributions, and if Holdings makes such additional contributions, then Partners has the right to make additional contributions sufficient to maintain its ownership interest.

Distributions of the Company are generally allocated to the members based on ownership percentages until certain internal rates of return are met. Once the initial hurdle rate is achieved, distributions will be allocated to the members based on percentages included in the operating agreement. The allocation of income (loss) will generally follow distributions.

The Company will terminate on December 31, 2045 unless sooner terminated as provided for in the operating agreement.

(2)	Summary of Significant Accounting Policies

The financial statements have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP). The significant accounting policies are set forth below.

(a)	Revenue Recognition

The Company leases space on communications sites it owns. Rental revenues are recognized on a monthly basis under lease agreements when earned. Fixed escalation clauses present in noncancelable lease agreements are recognized on a straight-line basis over the terms of the applicable leases. Amounts billed upfront for certain services provided in connection with the execution of lease agreements are initially deferred and recognized as revenue over the initial terms of the applicable leases. Amounts billed or received prior to being earned are deferred and reflected in accounts payable and other liabilities in the accompanying balance sheet until such time as the earnings process is complete.

Reimbursements from the Company’s tenants for repairs and maintenance, real property taxes, and insurance are recognized as revenues in the period the applicable expenses are incurred. Reimbursements from the Company’s anchor tenants for ground rent expenses are straight-line based on the fixed noncancelable terms of the related anchor tenant leases.

The Company’s anchor (primary) tenant leases require a fixed percentage of the nonanchor tenant rental revenue to be paid to the anchor tenant on a monthly basis. The amounts are recognized on a straight-line basis over the lesser of the initial terms of the related nonanchor tenant leases or the initial terms of the related anchor tenant leases.

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MOBILITIE INVESTMENTS, LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2011

(b)	Rental and Operating Expenses

The Company incurs various costs associated with the ownership and operation of the communication sites including repairs and maintenance, real property taxes, and insurance. The expenditures are recognized in the period the applicable expenses are incurred.

(c)	Ground Rent Expense

The Company has leases underlying the Company’s tower sites that have fixed rent escalations, which provide for periodic increases in the amount of ground rent payable by the Company over time. The Company calculates straight-line ground rent expense for these leases based on the fixed noncancelable term of the underlying ground lease plus all periods for which failure to renew the lease imposes an economic penalty to the Company such that renewal appears, at the inception of the lease, to be reasonably assured.

(d)	Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with original maturities of three months or less. The Company has an arrangement with its banking institution such that excess cash is automatically swept for overnight investment. The account balances at the Company’s financial institutions periodically exceed the Federal Deposit Insurance Corporation’s (FDIC) insurance coverage, and as a result, there is a concentration of credit risk related to amounts in excess of FDIC insurance coverage.

(e)	Trade and Related-Party Receivables, Net

Trade receivable balances result primarily from the timing of commencement of new leases and the Company’s tenants’ accounts payable calendar. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable. In establishing the required allowance, the Company considers the customers’ financial condition, the amount of receivables in dispute, and the current receivables aging and payment patterns. The Company regularly reviews its allowance for doubtful accounts. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Related-party receivable balances entirely comprise net related-party receivables due to the Company from Mobilitie LLC (Manager) for rental payments received for communication sites owned by the Company.

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MOBILITIE INVESTMENTS, LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2011

(f)	Concentrations

Substantially, all of the Company’s revenues are from two national communication companies. Revenue and receivable concentrations for these tenants as of December 31, 2011 consist of the following:

Tenant 1:
Revenues	61%
Accounts receivable	13
Tenant 2:
Revenues	28
Accounts receivable	79

(g)	Operating Properties

Operating properties, consisting of tower sites, fiber-based networks, equipment, and leasehold interests, are recorded at cost including capitalized construction costs. The Company also capitalizes certain costs such as legal, engineering, and third-party site due diligence costs. In addition, the Company capitalizes costs of certain employees of the Manager whose activities are directly related to operating property development. Betterments, renewals, and extraordinary repairs, which increase the value or extend the life of the asset, are capitalized. Repair and maintenance costs are expensed as incurred. Tower assets and network assets (fiber-based) are depreciated using the straight-line method over the shorter of the estimated useful life of 15 years or the term of the underlying ground lease (including optional renewal periods). Equipment is recorded at cost and is depreciated using the straight-line method over 5 years. Leasehold interests, which include purchases of easements, are amortized using the straight-line method over the life of the agreement.

(h)	Asset Retirement Obligations

The Company records obligations associated with the retirement of long-lived assets and the associated asset retirement costs in accordance with the accounting standard for asset retirement obligations. The significant assumptions used in estimating the Company’s aggregate asset retirement obligation are: timing of tower removals; cost of tower removals; expected inflation rates; and credit-adjusted risk-free interest rate that approximates the Company’s incremental borrowing rate. The fair value of the liability for asset retirement obligations is recognized in the period in which it is incurred and the fair value of the liability can reasonably be estimated. The associated asset retirement costs are capitalized as an additional carrying amount of the related long-lived asset and amortized over the useful life of the related long-lived asset.

(i)	Impairment of Long-Lived Assets

Operating properties and other long-lived assets are reviewed for impairment in accordance with the accounting standard for impairment or disposal of long-lived assets. The Company evaluates the recoverability of these long-lived assets whenever adverse events or changes in business climate indicate that the carrying amount may not be recoverable. When such events occur, the Company compares the carrying amount of the asset to the sum of the estimated undiscounted expected future cash flows (excluding interest) to determine if impairment exists. If it is determined that impairment has occurred, the impairment loss is measured by comparing the fair value of the asset to its carrying value.

The Company evaluates the profitability of its sites as part of the ongoing operations of its business to identify any sites that may not be generating sufficient cash flow to cover the operating expenses of the site. Based on this review, there were no indicators of impairment in 2011, and no asset impairment was recorded during the year ended December 31, 2011.

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MOBILITIE INVESTMENTS, LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2011

(j)	Deferred Financing and Leasing Costs

Costs incurred in obtaining and maintaining the note payable were capitalized and are amortized over the term of the loan agreement using the effective-interest method. Additionally, costs incurred in securing the lender’s interest in each newly constructed tower site are capitalized and are amortized over the remaining term of the loan agreement also using the effective-interest method. The deferred leasing costs and other direct costs incurred in connection with successful leasing efforts are deferred and amortized over the terms of the related leases.

(k)	Office Furniture and Equipment

Office furniture and equipment are recorded at cost and are presented net of accumulated depreciation. Office furniture and equipment are depreciated using the straight-line method over five years.

(l)	Fair Value Measurements

Fair value is defined as the price that would be required to sell an asset or would be paid to transfer a liability (the Exit Price) in an orderly transaction between market participants as of the measurement date. As a basis for considering market participant assumptions in fair value measurements, a fair value hierarchy is established that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest-level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability. The Company calculates the fair value of financial instruments and includes this additional information in the notes to the financial statements when the fair value is different from the carrying value of those financial instruments. When the fair value reasonably approximates the carrying value, no additional disclosure is made.

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MOBILITIE INVESTMENTS, LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2011

(m)	Derivative Instruments

The Company recognizes all derivatives in the financial statements and measures the derivatives at fair value. Interest rate swap and cap agreements may be purchased by the Company from third parties to manage the risk of interest rate changes on the Company’s floating-rate debt. On the date a derivative contract is entered into, the Company designates the derivative as a trading instrument and the changes in the fair value of the derivative instrument are reported in current earnings in the accompanying statement of income. Payments received or paid as a result of these agreements are recorded as a reduction or increase of interest expense. The fair value of the instrument is included in prepaid expenses and other assets if the fair value is an asset or in accounts payable and other liabilities if the fair value is a liability.

(n)	Income Taxes

Although the Company is not subject to federal income tax, the Company operates in certain state and local jurisdictions that assess franchise or excise taxes on the Company, rather than on its members. Those taxes are included in rental and operating expenses in the accompanying statement of income and are not material. The Company assesses significant tax positions for all open tax years and determines whether there are any material unrecognized liabilities from uncertain tax benefits. If a tax position is not considered “more likely than not” to be sustained solely on its technical merits, no benefits of the tax position are to be recognized (for financial statement purposes). As of December 31, 2011, the Company had no liabilities for uncertain tax positions. The Company classifies interest and penalties on tax liabilities from significant uncertain tax positions as operating expense, respectively, in our statement of income. For the year ended December 31, 2011, there is no such interest or penalties. The Company’s federal income tax returns are open to examination for the 2006 through 2011 tax years.

(o)	Use of Estimates

The preparation of the accompanying financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosure about contingent assets and liabilities, and reported amounts of revenues and expenses. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods.

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MOBILITIE INVESTMENTS, LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2011

(3)	Operating Properties

Operating properties as of December 31, 2011 consist of the following:

	Estimated useful lives in years
Operating properties:
Tower sites	15	$83,241,332
Network assets	15	44,375,923
Equipment	5	464,087
Leasehold interests	up to 30	2,262,656

Gross operating properties		130,343,998
Accumulated depreciation and amortization		(46,371,516)

Operating properties, net		$83,972,482

In 2011, the Company constructed and placed in service one communication site. Operating properties depreciation and amortization expense for the year ended December 31, 2011 was $8,692,507.

(4)	Trade and Related-Party Receivables, Net

Trade and related-party receivables as of December 31, 2011 consist of the following:

Trade receivables, net of allowance of $95,167 in 2011	$2,594,138
Related-party receivable	154,951

Trade and related-party receivables	$2,749,089

(5)	Deferred Financing and Leasing Costs, Net

Deferred financing and leasing costs, net consist of the following:

Deferred financing costs, net of accumulated amortization of $3,018,995 in 2011	$722,012
Deferred leasing costs, net of accumulated amortization of $760,414 in 2011	941,968

Deferred financing and leasing costs, net	$1,663,980

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MOBILITIE INVESTMENTS, LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2011

Amortization expense of deferred financing costs was $414,183 during 2011, and is included in interest expense in the accompanying statement of income. Amortization expense of deferred leasing costs was $212,277 for 2011 and is included in depreciation, amortization, and accretion expense in the accompanying statement of income.

(6)	Prepaid Expenses and Other Assets

Prepaid expenses and other assets consist of the following:

Prepaid rent	$1,643,836
Office furniture and equipment, net of accumulated depreciation of $574,146 in 2011	2,340
Other assets	143,858

Prepaid expenses and other assets	$1,790,034

Prepaid rent includes rental payments for ground rent made in advance to third-party lessors. Certain of these payments were the result of a lease-buyout arrangement (LBA) and were made in advance for a term up to 30 years. The remaining payments are amortized to rent expense over the term of the LBA. The total amount recorded as rent expense for 2011 was $50,027 and is included in rental and operating expenses in the accompanying statement of income.

Depreciation expense for office furniture and equipment for the year ended December 31, 2011 was $91,459, and is included in depreciation, amortization, and accretion expense in the accompanying statement of income.

(7)	Accounts Payable and Other Liabilities

Accounts payable and other liabilities consist of the following:

Accounts payable and accrued liabilities	$1,833,442
Prepaid tenant rents	238,188
Asset retirement obligation	2,371,606

Accounts payable and other liabilities	$4,443,236

The asset retirement obligation accretes as a result of the passage of time and the related accretion expense was $139,998 for the year ended December 31, 2011 and is included in depreciation, amortization, and accretion expense in the accompanying statement of income.

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MOBILITIE INVESTMENTS, LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2011

(8)	Note Payable

On May 17, 2006, the Company closed on an $80,000,000 delayed draw term loan and a $5,000,000 revolving loan. On June 24, 2011, the Company amended the loan. The following table summarizes the key changes in terms:

	Terms pre-amendment	Terms post-amendment
Maturity date	May 17, 2012	May 17, 2014
Revolving line availability	$5,000,000	5,000,000
Interest rate	LIBOR + 1.5%	LIBOR + 2.5%
Principal repayment required	Quarterly	None
Hedging required	Yes	No

The Company had fully drawn on the delayed draw term loan by the end of 2007 and begun to make principal payments in 2009. The Company made $5,686,713 in principal payments during 2011 resulting in debt outstanding equal to $45,493,709 prior to the amendment.

As of December 31, 2011, the Company had not drawn on the revolving loan. For the year ended December 31, 2011, the interest rate under the term loan was based on the one-month LIBOR plus the applicable margin noted in the table above. The one-month LIBOR at December 31, 2011 was 0.30%. The weighted average interest rate was 2.35% for 2011. Interest payments are made in arrears on the payment date pursuant to the loan agreement. The Company is also subject to certain restrictions and financial covenants, which require compliance with financial ratios including leverage, interest coverage, and fixed charge coverage ratios. The Company was in compliance with all financial covenants as of December 31, 2011. All obligations under the loan are secured by all of the Company’s real and personal property. The fair value of the note payable is estimated using a discounted cash flow analysis with the borrowing rates available to the Company for debt instruments with similar terms. As of December 31, 2011, the fair value of the note payable approximated the carrying value of the payable of $45,493,709.

Prior to the amendment, the loan agreement required the Company to have an interest rate cap in order to manage the exposure to change in the LIBOR. The initial interest rate cap expired in November 2009, and the Company purchased an amortizing interest rate cap to replace the initial interest rate cap. The cap provided for a LIBOR ceiling of 2.5% with an initial notional amount of $36,934,735 and an ending notional amount of $11,663,600 in the last month before termination on November 1, 2011. The total amount included in the statement of income for the year ended December 31, 2011 as a result of the expiration was $303 and is included in interest expense in the accompanying statement of income.

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MOBILITIE INVESTMENTS, LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2011

(9)	Future Rental Revenues

Tenant Leases

As lessors, the Company is due to receive cash rental payments from tenants of communications sites under noncancelable lease agreements in effect as of December 31, 2011, which expire at various times throughout 2017 as follows:

Year ending December 31:
2012	$25,901,466
2013	22,382,609
2014	17,445,799
2015	13,721,591
2016 and thereafter	3,603,832

Total	$83,055,297

The Company’s tenant leases provide for annual escalations and multiple renewal periods, at the tenant’s option. The tenant rental payments included in the table above do not assume exercise of tenant renewal options.

(10)	Commitments and Contingencies

(a)	Operating Leases

Future minimum rental payments under noncancelable ground leases include payments for certain renewal periods at the Company’s option because failure to renew could result in a loss of the applicable tower site and related revenues from tenant leases, thereby making it reasonably assured that the Company will renew the lease. The Company’s future minimum payments at December 31, 2011 are as follows:

Year ending December 31:
2012	$5,866,890
2013	5,248,352
2014	4,816,846
2015	4,784,808
2016 and thereafter	28,554,414

Total	$49,271,310

(b)	Legal Matters

As of December 31, 2011, the Company is not involved in any material litigation and is not aware of any pending litigation or unasserted claims that will have a material adverse effect on its business, financial condition, results of operations, or liquidity.

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MOBILITIE INVESTMENTS, LLC

(A Delaware Limited Liability Company)

Notes to Financial Statements

December 31, 2011

(11)	Related-Party Transactions

(a)	Management Agreement

The Company has a management agreement with the Manager, dated April 1, 2005 and subsequently amended January 26, 2007. Under the terms of the management agreement, the Manager oversees the day-to-day operations, administers accounting and bookkeeping functions, serves as a consultant in connection with policy decisions to be made by the Managing Member, manages properties, and renders other services deemed appropriate by the Managing Member. The Manager has a membership interest in the Company through its interest in Partners. The Manager is entitled to reimbursement for all expenses incurred in rendering its services to the Company. Management fee expense for the year ended December 31, 2011 was $3,830,508.

(b)	Collateralization of Members Interest

As of December 31, 2011, the members of Partners have a note payable to Mobilitie Investments II, LLC (M2) for $4,500,000 that is secured by their interest in the Company and their interests in M2.

(12)	Subsequent Events

(a)	Sale of the Company

On February 18, 2012, the Company entered into a Purchase and Sale Agreement (Purchase Agreement) with SBA Communications Corporation (SBA), Monarch Towers Acquisition, LLC, a wholly owned subsidiary of SBA (the Buyer), Mobilitie Investments II, LLC (M2), MPGJ-I, LLC (MPGJ I), MPMA-I, LLC (MPMA I), MPGJ-II, LLC (MPGJ II, and together with the Company, M2, MPGJ I and MPMA I, the Mobilitie Companies), Mobilitie Partners, LLC, Mobilitie Partners II, LLC, Mobilitie, LLC, Mobilitie Holdings, LLC, Mobilitie Holdings II, LLC, and Orlin Properties, LLC (the Sellers). Pursuant to the Purchase Agreement, the Buyer was to acquire the Mobilitie Companies from the Sellers. The acquisition was completed on April 2, 2012. All remaining loans outstanding were paid off in conjunction with this transaction.

(b)	Other

The Company has evaluated subsequent events through May 4, 2012, which is the date these financial statements were issued. All subsequent events requiring recognition as of December 31, 2011 have been incorporated into the financial statements herein.

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